UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2013

UNITED STATES SHORT OIL FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34371	26-2939256
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530 Oakland, California 94612
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 522-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01. Other Events.

United States Short Oil Fund, LP (the “Fund”) will re-commence the issuance of Creation Baskets to Authorized Participants effective immediately. The registration statement on Form S-1 filed by the Fund on January 10, 2013 was declared effective by the Securities and Exchange Commission (“SEC”) on January 17, 2013. The Registration Statement registered 8,907,448 Units of the Fund.

United States Commodity Funds LLC (“USCF”), the general partner of the Fund, will continue to monitor the number of Shares of the Fund that are registered and available for issuance with a view to assuring a constant supply of registered Shares available to meet creation orders.

Any forward-looking statements in this Current Report are based on expectations of USCF at this time. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in the Fund’s currently effective prospectus, general economic, market and business conditions, changes in laws or regulations or other actions made by governmental authorities or regulatory bodies, and other world economic and political developments. The Fund and USCF undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the currently effective prospectus.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Short Oil Fund, LP
	By:	United States Commodity Funds LLC, its general partner

Date: January 17, 2013	By:	/s/Howard Mah
Name: Howard Mah
Title: Chief Financial Officer